UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2014

Creative Realities, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Broadway, 9th Floor, New York NY 10006

(Address of principal executive offices)

(212) 324-6660

(Registrant's telephone number, including area code)

Wireless Ronin Technologies, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2014, Creative Realities, Inc. filed Articles of Amendment to the Articles of Incorporation, which increased (i) the number of authorized shares of common stock from 50,000,000 to 200,000,000, and (ii) the number of authorized shares of preferred stock from 16,666,666 to 50,000,000.

Item 5.07 Submission to a Vote of Security Holders.

The Articles of Amendment to the Articles of Incorporation set forth in Item 5.03 above was approved by shareholders at a special meeting of the shareholders held on October 10, 2014. The Articles of Amendment to the Articles of Incorporation was approved by shareholders holding a majority of Creative Realities’ voting capital stock, with no abstentions and no negative votes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation of Creative Realities, Inc. (filed with the Minnesota Secretary of State effective October 15, 2014).

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE REALITIES, INC.:
(Registrant)

By:	/s/ John Walpuck
John Walpuck
Chief Financial Officer

Dated: October 16, 2014

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation of Creative Realities, Inc. (filed with the Minnesota Secretary of State effective October 15, 2014).

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